UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2009
Commission file numbers:

SunGard Capital Corp.	000-53653
SunGard Capital Corp. II	000-53654
SunGard Data Systems Inc.	1-12989
SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

680 Swedesford Road
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 582-2000

Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 30, 2009, SunGard Capital Corp. (“SCC”) and SunGard Capital Corp. II (“SCCII”) amended certain outstanding performance-based options and restricted stock units (“RSUs”). SunGard Data Systems Inc. together with its parent companies SCC and SCCII are collectively referred to herein as the “Company.” The amended performance-based options and RSUs are held by the Company’s senior executives, including the following named executive officers: Cristóbal Conde, Michael J. Ruane, James E. Ashton III and Harold C. Finders. The options and RSUs were granted prior to 2009 under the Company’s 2005 Management Incentive Plan and vest upon the Company’s attainment of specified EBITA performance targets. The amendments to the EBITA targets are the same as the amendments made to outstanding performance-based options and RSUs held by other Company employees in September 2009.
The performance-based options and RSUs were amended to, among other things, adjust the awards’ performance targets for 2009 and 2010 to reflect the Company’s enterprise-wide EBITA budget for the 2009 and 2010 calendar years. At the amended targets, the number of shares earned depends on the percentage of the amended target that is achieved between 95% and 106.25%. If 100% of the amended target is achieved, approximately 72% of the shares that would have been earned if 100% of the original targets were achieved will be earned. If the amended target is achieved between 100% and 106.25%, an additional portion of the remaining 28% of the shares that could be earned for the year will be earned pro rata. If 106.25% of the amended target is achieved, the maximum number of shares that can be earned is the number that would have been earned in such year under the performance awards’ current terms if 100% of the original target had been achieved. For each of 2009 and 2010, any shares earned will vest as follows: 25% of the earned award will vest on December 31 of the applicable calendar year, and the remaining 75% will vest in successive, substantially equal monthly installments over the next 36 months, subject to the participant’s continued employment. If the participant’s employment is terminated by the Company without cause or by the participant on account of his or her disability or death during the 36 months following the performance year, the unvested portion of the earned award for the performance year will vest upon such termination of employment. In addition, if a change in control of the Company occurs after the 2009 or 2010 calendar year, any shares earned with respect to the 2009 or 2010 calendar year that have not yet vested will vest in full upon such change in control.
The performance-based options and RSUs were also amended to extend through 2013 the awards’ ability to vest on an accelerated basis in the event of a change in control of the Company. The amended awards will vest on an accelerated basis if a change in control transaction results in (i) the Company’s investors receiving an amount constituting at least 300% of their initial equity investment in the Company and any subsequent equity investments and (ii) achievement of an internal rate of return by the Company’s investors of at least 14%. Any portion of the awards that accelerate will vest on the one-year anniversary of the change in control, provided the participant remains employed with the Company through such date. In the event a participant terminates employment without cause, resigns for good reason, dies or becomes disabled during the one-year period following the change in control, the amount that would otherwise vest on the one-year anniversary will accelerate.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Forms of Amendment to Senior Management Performance-Based Stock Option Award Agreements.
99.2	Form of Amendment to Senior Management Performance-Based Class A Stock Option Award Agreement.
99.3	Form of Amendment to Senior Management Performance-Based Restricted Stock Unit Award Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Capital Corp. SunGard Capital Corp. II
December 3, 2009	By:	/s/ Victoria E. Silbey
Victoria E. Silbey:
Vice President:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Data Systems Inc.
December 3, 2009	By:	/s/ Victoria E. Silbey
Victoria E. Silbey:
Senior Vice President-Legal, General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Forms of Amendment to Senior Management Performance-Based Stock Option Award Agreements.
99.2	Form of Amendment to Senior Management Performance-Based Class A Stock Option Award Agreement.
99.3	Form of Amendment to Senior Management Performance-Based Restricted Stock Unit Award Agreement.